EARTH CITY INDUSTRIAL
                        OFFICE/WAREHOUSE LEASE AGREEMENT


     THIS LEASE, made this 19th day of August, 1996, by and between the Owner of the leased premises, Louis Siegfried Corporation, (hereinafter referred to as "Landlord") and EXPRESS SCRIPTS. INC. (hereinafter referred to as "Tenant");

           WITNESSETH:

        1. LEASED PREMISES. Landlord hereby demises and leases to Tenant that certain space known and numbered as 3801 ULTRA - COMP DRIVE, Earth City, Missouri 63045, which space contains approximately 21,216 square feet of space, as depicted on Exhibit "A", attached hereto and made a part hereof (hereinafter referred to as the "Premises"), plus the use of all Common Areas in and about Landlord's building, and the real estate thereunder (hereinafter referred to as the "Property"). Tenant shall have exclusive use during the term of this Lease of the existing parking area in the front (west) of the building, consisting of thirty-seven (37) parking spaces more or less, and of the existing asphalt paved area and loading docks in the rear (east) of the building, which Tenant shall stripe and maintain for automobile parking.

        Landlord shall deliver possession of the Premises to Tenant on October 15, 1996, in clean, "broom swept condition", with all existing personal property, furniture, equipment, debris and trash removed. All building systems, including the mechanical, electrical, HVAC, plumbing, dock doors, dock levelers and dock bumpers shall be in working order and free of defects known to Landlord as that date. Except for the foregoing, Tenant has inspected the Premises and accepts the same in its present "AS IS" condition. Tenant further acknowledges that Landlord has made no representations to Tenant with respect to any alterations, repairs or improvements to be constructed within the Premises.

        Landlord hereby grants to Tenant, for the term of this Lease, a non-exclusive pedestrian and vehicular access easement across the Property to and from any and all public rights of way.

        2. USE. The Premises shall be used only for the purpose of general offices, laboratory, research, storing and shipping materials, products and merchandise made and/or distributed by Tenant. Outside storage including, without limitation, drop shipments, dock storage, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall obtain, at Tenant's sole cost and expense, any and all licenses and permits necessary for Tenant's contemplated use of the Premises. Tenant shall comply with all existing and future governmental laws, ordinances and regulations applicable to the use of the Premises, as well as all requirements of Landlord's insurance carrier. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or which would disturb or endanger any third-party tenants of the Property, or unreasonably interfere with such third-party tenants' use of their respective space. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable, Tenant shall comply with all statutes, ordinances, rules, codes, regulations and requirements of any federal, state, municipal or other governmental or quasi-governmental authority with respect to any hazardous materials (as such term is defined from time to time by any governmental or regulatory authority) which are stored, produced, manufactured, treated, or disposed of by Tenant within the Premises; and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all liabilities or claims by reason of any injury to persons or damage to property arising out of the discharge, disbursement, release, or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, hazardous materials, liquid or gasses, waste materials or other irritants, contaminants or pollutants into or about the Premises or Property, which originate from any products stored, produced, manufactured, treated, or disposed of by Tenant within the Premises. The aforesaid indemnification and defenses shall survive the term of this Lease.

     3. TERM. The term of this Lease shall be FIVE (5) years and ONE (1) month commencing on the 15TH day of October, 1996, and expiring on the 14TH day of NOVEMBER, 2001, both inclusive.

     4. RENT. Tenant shall pay the following Base Rent and Additional Rent (hereinafter collectively referred to as "Rent") during the term of this Lease, in advance, on the first day of each calendar month commencing November 15, 1996, or as otherwise set forth in this Lease, without set off or deduction, at the office of Landlord. In the event any Rent is due for a partial calendar month or year, the Rent shall be prorated to reflect that portion of the lease term within such month or year. All accrued Rent shall survive the lease term.

        (a) BASE. Tenant shall pay to Landlord, as Base Rent, the sum of ONE HUNDRED FORTY THOUSAND AND NO/100'S ($140,000.00) Dollars, per year, payable in equal monthly installments of ELEVEN THOUSAND SIX HUNDRED SIXTY-SEVEN AND NO/100'S ($11,667.00) Dollars each.

              (i) TAXES. Tenant shall pay all levies, taxes, assessments, liens, licenses, permit fees and any other governmental charges, which at any time during the term of this Lease may be levied, assessed, imposed or charged upon or with respect to the Property, any improvements existing or subsequently constructed on the Property, and any trade-fixtures, furnishings, equipment or other personal property placed or located on the Property whether or not the same are owned by Tenant (hereinafter collectively referred to as "Taxes") and deliver a copy of the paid tax receipt to Landlord. Taxes shall not include any income, estate, succession, capital, levy or profits tax assessed against Landlord on the Property, unless the same are levied in lieu of a charge which would otherwise be a Tax, payable under this Section. Notwithstanding the aforesaid, if any Tax shall be levied, assessed, imposed, charged or becomes a lien during the term of this Lease, then Tenant shall only be required to pay

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that portion of said Tax which is equal to the portion of the period which falls within the term of this Lease. If Landlord shall make any actual use of any part of the Property during the term of the Lease, including leasing any portion thereof to another tenant, then taxes shall be prorated between Tenant and Landlord and/or any other tenant(s) based on the number of square feet in the Premises and the total number of square feet of building constructed on the Property ("Tenant's Pro Rata Share").

              (ii) INSURANCE. Tenant shall maintain in full force and effect throughout the term of this Lease policies providing "all risk" insurance coverage protecting against physical damage (including, but not limited to, fire lighting, extended coverage perils, vandalism, sprinkler leakage, water damage, collapse, and other special extended peril(s) to the extend of 100% of the replacement cost of the building and all improvements, fixtures, trade fixtures, equipment, inventory and other personal property delivered to Tenant with the Property. Tenant shall also secure and maintain throughout the term of this Lease broad form comprehensive or commercial general liability insurance, in an occurrence form, insuring Landlord and Tenant jointly against any liability (including bodily injury, property damage and contractual liability) arising out of Tenant's use or occupancy of the Property, with a combined single limit of not less than $1,000,000.00, or for a greater amount as may be reasonably required by Landlord from time to time. All such policies shall be of a form and content satisfactory to Landlord; and Landlord shall be named as an additional insured on all such policies or, in the case of commercial general liability insurance, as loss payee. All policies shall be with companies licensed to do business in the State of Missouri, and rate A+:XV in the most current issue of Best's Key Rating Guide. Tenant shall furnish Landlord with certificates of all policies at least ten (10) days prior to occupancy; and further, such policies shall provide that not less than thirty (30) days written notice be given to Landlord before any such policies are canceled or substantially changed to reduce the insurance provided thereby. All such policies shall be primary and non-contributing with or in excess of any insurance carried by Landlord. Tenant shall not do any act which may make void or voidable any insurance on the Property. In the event Tenant fails to carry the required insurance set forth in this Section, Landlord shall have the right to either terminate this Lease subject to the notice and rights to cure provisions contained herein, or secure such insurance on behalf of Tenant. In the event Landlord secures such insurance, Tenant shall reimburse Landlord as additional Rent all cost of such insurance within thirty (30) days after receipt of Landlord's invoice. If Landlord shall make any actual use of any part of the Property, including leasing any portion thereof to another tenant, the Tenant shall insure only the Premises and such other portion of the Property over which Tenant has an exclusive right to use and shall contribute Tenant's Pro Rata Share of insurance carried by Landlord or another tenant for areas of the Property used by Tenant in common with Landlord and/or another Tenant(s).

        5. LATE CHARGE. In the event Tenant is late in the payment of any Rent or other charge due Landlord, Tenant shall pay a late charge for Landlord's increased administrative expenses, which late charge shall be payable as Additional Rent, and shall be equal to five (5%) percent of the outstanding amounts owed Landlord.

        6. UTILITIES. Landlord agrees to supply water, gas, electricity, sewer and telephone connections to the Premises; but Tenant shall pay for the use of all such gas, electricity, and telephone services, and any other utilities and/or services used by Tenant within the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto. Tenant shall be liable for all maintenance and equipment with respect to the continued operation of such utilities including, without limitation, all electric light bulbs, tubes and starters. In the event any such utilities are not separately metered, Tenant shall pay to Landlord a portion of the cost of such utilities reasonably determined by Landlord's independent engineer. Landlord shall not be liable for any interruption or failure of any utility servicing the Property.

        7. LANDLORD'S REPAIRS AND MAINTENANCE. Landlord, at Landlord's sole cost and expense, shall maintain, repair and replace, if necessary, the structural portions of the building located on the Premises, including but not limited to the roof, floors, exterior walls, gutters, downspouts and to the extent required to maintain the weather tight integrity of the same. Notwithstanding the aforesaid, in the event any such maintenance or repairs are caused by the negligence of Tenant or Tenant's employees, agents or invitees, Tenant shall reimburse to Landlord, as Additional Rent, the cost of all such maintenance and repairs within thirty (30) days after receipt of Landlord's invoice for same. For purposes of this Section, the term "exterior walls" shall not include windows, plate glass, office doors, dock doors, dock bumpers, office entries, or any exterior improvement made by Tenant. Landlord reserves the right to designate all sources of services in connection with Landlord's obligations under this Lease. Tenant hereby grants to Landlord the right to enter upon the Premises, at reasonable times during normal business hours, and upon reasonable notice, except in emergencies exclusively determined by Landlord, for the purpose of making inspections and/or repairs. Tenant shall have the duty to periodically inspect the Premises and notify Landlord should Tenant observe a need for repairs or maintenance of any obligation to be performed by Landlord under this Lease. Upon receipt of Tenant's notice, Landlord shall have a reasonable period of time to make such repairs or maintenance; however, it is expressly understood that Landlord's liability with respect to the failure or delay to make any such repairs or maintenance shall be limited to the cost of such repairs or maintenance.

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        8. TENANT'S REPAIRS AND MAINTENANCE. Tenant, at Tenant's sole cost and expense, shall have the affirmative duty to periodically inspect, maintain, service, repair and replace, if necessary, all portions of the Premises which are not expressly the responsibility of Landlord including, but not limited to, any windows, plate glass, office doors, dock doors, office entries, interior walls and finish work, floors and floor coverings, water heaters, electrical systems and fixtures, sprinkler systems, dock bumpers, branch plumbing and fixtures, and pest extermination. In addition thereto, Tenant shall keep the exterior of the Premises and the dock area servicing the Premises in a clean and sanitary condition, and shall keep the common parking areas, driveways and loading docks free of Tenant's debris. Tenant shall further be responsible for all common area maintenance of the parking lot, lawns, shrubbery, landscaping, sidewalks and snow removal. Tenant shall not store materials waste or pallets outside of the Premises, and shall timely arrange for the removal and/or disposal of all pallets, crates and refuge owned by Tenant which cannot be disposed of in the dumpster servicing the Property. If Landlord shall make any actual use of any part of this Property, including leasing any portion thereof to another tenant, the responsibility for maintenance of any common areas of parking lots, lawns, shrubbery, landscaping, sidewalks and snow removal shall revert to Landlord, and Tenant shall pay Tenant's Pro Rata Share of such costs.

        Tenant shall have the affirmative duty to periodically inspect, maintain, service, repair and/or replace the heating, ventilating and air conditioning (HVAC) system which exclusively services the Premises, in a manner and as often as is reasonably required to keep said system operating properly and efficiently. In the event said HVAC system requires repairs or replacement during the lease term, or any extension thereto, Tenant shall make such repairs or replacement at Tenant's sole cost and expense. Landlord represents that, as of the commencement date of the lease, the existing HVAC system will be in good working order.

        Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord in substantially the same condition as when received, reasonable wear and tear accepted including but not limited to the removal of all roof penetrations and restoration of the roof and ceiling. Tenant shall perform all repairs and maintenance in a good and workmanlike manner, using materials and labor of the same character, kind and quality as originally employed within the Property; and all such repairs and maintenance shall be in compliance with all governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord's insurance carrier. In the event Tenant fails to properly perform any such repairs or maintenance within a reasonable period of time following notice by Landlord to Tenant of this need thereof, Landlord shall have the option to perform such repairs on behalf of Tenant, in which event Tenant shall reimburse to Landlord, as Additional Rent, the costs thereof within thirty (30) days after receipt of Landlord's invoice for same.

        9. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises or Property without the prior written consent of Landlord which shall not be unreasonably withheld. Notwithstanding the aforesaid, Tenant, at Tenant's sole cost and expense, may install trade fixtures as Tenant may deem necessary, so long as such trade fixtures do not penetrate or disturb the structural integrity and support provided by the roof, exterior walls or subfloors. All such trade fixtures shall be constructed and/or installed by contractors approved by Landlord, in a good and workmanlike manner, and in compliance with all applicable governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord's insurance carrier.

        Upon the expiration or earlier termination of this Lease, Tenant shall remove all alterations, additions or improvements installed by Tenant within the Premises; and, upon such removal, Tenant shall restore the Premises to a condition substantially similar to that condition when received by Tenant. However, notwithstanding the aforesaid, upon Landlord's written election which shall be made within sixty (60) days prior to the termination of this Lease, such alterations, additions and improvements shall revert to Landlord and shall remain within the Premises. In no event shall Landlord have any right to any of Tenant's trade fixtures; and, except as otherwise set forth in this Lease, Tenant may remove such trade fixtures upon the termination of this Lease, provided Tenant repairs any damage caused by such removal.

      10. DESTRUCTION. If the Premises or the Property are damaged in whole or in part by casualty so as to render the Premises untenantable, and if the damages cannot be repaired within one hundred eighty (180) days from the date of said casualty, this Lease shall terminate as of the date of such casualty. If the damages can be repaired within said one hundred eighty (180) days, and Landlord does not elect within sixty (60) days after the date of such casualty to repair the same, then either party may terminate this Lease by written notice served upon the other. In the event of any such termination, the parties shall have no further obligations to the other, except for those obligations accrued through the effective date of such termination; and, upon such termination, Tenant shall immediately surrender possession of the Premises to Landlord. Should Landlord elect to make such repairs, this Lease shall remain in full force and effect, and Landlord shall proceed with all due diligence to repair and restore the Premises to a condition substantially similar to that condition which existed prior to such casualty. In the event the repair and restoration of the Premises extends beyond one hundred eighty (180) days after the date of such casualty due to causes beyond the control of Landlord, this Lease shall remain in full force and effect, and Landlord shall not be liable therefore; provided that Landlord has commenced and shall continue to complete such repairs and restoration with all due diligence. Tenant shall not be required to pay any Rent for any period in which the Premises are untenantable. In the event only a

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portion of the Premises are untenantable, Tenant's Rent shall be equitably abated in proportion to that portion of the Premises which are so unfit. However, there shall be no Rent abatement if said damage is due to the fault or negligence of Tenant or Tenant's agents, employees or invitees.

      11. INSPECTION. Landlord shall have the right to enter and inspect the Premises at any reasonable time following reasonable notice for the purpose of ascertaining the condition of the Premises, or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. In addition thereto, during the last six (6) months of the lease term, Landlord shall have the right to enter the Premises at any reasonable time following reasonable notice for the purpose of showing the Premises to prospective third-party tenants; and, during said six (6) months, Landlord shall have the right to erect on the Property and/or the Premises a suitable sign indicating that the Premises are available for lease. Landlord hereby agrees to indemnify, hold harmless and defend Tenant from all damage, loss, cost, claims, liability and expenses arising out of or resulting from Landlord entering the Premises for the purpose of making inspections, performing repairs, showing the Premises to prospective tenants or otherwise.

      Tenant shall give Landlord thirty (30) days written notice prior to Tenant vacating the Premises, for the purpose of arranging a joint inspection of the Premises with respect to any obligation to be performed therein by Tenant including, without limitation, the necessity of any repair or restoration of the Premises. In the event Tenant fails to notify Landlord of such inspection, Landlord's inspection after Tenant vacates shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

      12. SIGNS. Tenant shall not install any signs upon the Premises or Property without Landlord's prior written consent. Any such approval by Landlord for any signs shall be subject to any applicable governmental or quasi-governmental laws, ordinances, regulations and other requirements, Upon the expiration or earlier termination of this Lease, Tenant shall remove all such signs and repair the Premises and/or Property to the condition which existed prior to the installation of such signs including, without limitation, any discoloration caused by such installation and/or removal. Landlord hereby consents to allow Tenant to install Tenant's signage upon the Premises or Property and provided all such signage is first approved by the Earth City Board of Trustees.

      13. SUBLETTING AND ASSIGNING. Tenant shall not assign or sublet the Premises, or any portion thereof, nor allow the same to be used or occupied by any other person or for any other use than herein specified, without the prior written consent of Landlord. For purposes of this Section, the transfer of any majority interest in any corporation or partnership shall be deemed to be an assignment of this Lease. In the event Landlord consents to any sublease or assignment, the same shall not constitute a release of Tenant from the full performance of Tenant's obligations under this Lease. Further, in the event of any such sublease or assignment, Tenant shall reimburse Landlord for all reasonable attorney's fees in connection with reviewing and/or drafting any appropriate documents to effect such transfer of Tenant's interests. The foregoing to the contrary notwithstanding, Tenant shall have the right, without prior consent from Landlord, but upon notice to Landlord, to assign this Lease to a majority owned subsidiary, provided that upon such assignment Tenant shall remain liable under this Lease and shall not be released from any obligations of Tenant.

      14. DEFAULT. This Lease and Tenant's right to possession of the Premises is made subject to and condition upon Tenant performing all of the covenants and obligations to be performed by Tenant hereunder, at the times and pursuant to terms and conditions set forth herein. If Tenant should fail to pay any Rent or other charge when the same is due, or if Tenant should fail to perform any other obligation to be performed by Tenant within the time or times set forth herein, such failure shall be an Event of Default under this Lease. If a monetary Event of Default shall continue for five (5) days following receipt of notice therefore by Tenant from Landlord, or a non-monetary Event of Default shall continue for more than thirty (30) days, or if greater, the term reasonably required to cure said non-monetary Event of Default, or if Tenant makes an assignment for the benefit of creditors, vacates or abandons the Premises for more than thirty (30) days, files or has filed against it a petition in bankruptcy, has a receiver, trustee or liquidator appointed over a substantial portion of its property, or is adjudicated insolvent, Landlord may either (a) terminate this Lease, or (b) terminate Tenant's right of possession to the Premises without terminating this Lease. In either event, Landlord shall have the right to dispossess Tenant, or any other person in occupancy, together with their property, and re-enter the Premises. Upon such re-entry, Tenant shall be liable for all expenses incurred by Landlord in recovering the Premises, including, without limitation, clean-up costs, legal fees, removal, storage or disposal of Tenant's property, and restoration costs.

      In the event Landlord elects to terminate this Lease, all Rent through the effective date of termination shall immediately become due, together with any late fees payable to Landlord and the aforesaid expenses incurred by Landlord to recover possession.

      In the event Landlord elects not to terminate this Lease, but only to terminate Tenant's right of possession to the Premises, Landlord may re-enter the Premises without process of law if Tenant has vacated the Premises or, if Tenant has not vacated the Premises by an action for ejection, unlawful detainer, or other process of law. No such dispossession of Tenant or re-entry by Landlord shall constitute or be construed as an election by Landlord to

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terminate this Lease, unless Landlord delivers written notice to Tenant specifically terminating this Lease. Upon Landlord recovering possession, Landlord shall use reasonable efforts to mitigate its damages and relet the Premises upon terms and conditions satisfactory to Landlord; however, Landlord shall have no duty to prioritize the reletting of the Premises over the leasing of other vacant space within the Property. Tenant shall remain liable for all past due Rent and late fees, plus the aforesaid expenses incurred by Landlord to recover possession of the Premises. In addition, Tenant shall be liable for all Rent thereafter accruing under this Lease, payable at Landlord's election: (a) monthly as such Rent accrues, in an amount equal to the Rent payable under this Lease less the rent (if any) collected from any reletting, or (b) in a lump sum within thirty (30) days after Landlord repossesses the Premises, in an amount equal to the total Rent payable under this Lease for the unexpired term, discounted at the rate of six (6%) percent, per annum. In the event the Premises are relet, Tenant shall also be liable for all costs of reletting, including, without limitation, any brokers fees, legal fees, and/or tenant finish required to be paid in connection with any reletting.

      No payment of money by Tenant after the termination of this Lease, service of any notice, commencement of any suit, or after final judgment for possession of the Premises, shall reinstate this Lease or affect any such notice, demand or suit, or imply consent for any action for which Landlord's consent is required. Tenant shall pay all costs and attorney's fees incurred by Landlord from enforcing the covenants of this Lease provided that, in the event that such matter is fully litigated, Landlord is the prevailing party. Should Landlord elect not to exercise its rights in the event of a Default, it shall not be deemed a waiver of such rights as to subsequent Defaults.

      15. HOLDOVER. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, without demand, in as good condition as when delivered to Tenant, reasonable wear and tear accepted. If Tenant shall remain in possession of the Premises after the termination of this Lease, and hold over for any reason, Tenant shall be deemed guilty of unlawful detainer; or, at Landlord's election, Tenant shall be deemed a holdover tenant and shall pay to Landlord monthly Rent equal to two hundred (200%) percent of the total Rent payable hereunder during the last month prior to any such holdover, as well as any other damages incurred by Landlord as a result of such holdover. Should any of Tenant's property remain within the Premises after the termination of this Lease, it shall be deemed abandoned, and Landlord shall have the right to store or dispose of it at Tenant's cost and expense.

      16. RIGHT TO CURE TENANT'S DEFAULT. In the event an Event of Default under any provision of this Lease has occurred, other than for the payment of Rent, and such Event of Default is not cured by Tenant within the cure period provided in Section 14 hereof, Landlord may cure such Default on behalf of Tenant, at Tenant's expense. Landlord may also perform any obligation of Tenant, without notice to Tenant, should Landlord deem such performance to be an emergency. Any monies expended by Landlord to cure any such Default(s), or resolve any deemed emergency shall be payable by Tenant as Additional Rent. If Landlord incurs any expense, including reasonable attorney's fees, in prosecuting and/or defending any action or proceeding by reason of any emergency or Default, Tenant shall reimburse Landlord for same, as Additional Rent, with interest thereon at thirteen (13%) percent annually from the date such payment is due Landlord, provided that Landlord is the prevailing party in said action or proceeding.

      17. HOLD HARMLESS. Landlord shall not be liable to Tenant for any damages to the Premises or the Property, nor for any damages to Tenant on or about the Property, nor for any other damages arising from the action or negligence of Landlord, Tenant, co-tenants or other occupants of the Property except for those arising from Landlord's entry upon the Premises pursuant to Section 11 hereof; and Tenant hereby releases, discharges and shall indemnify, hold harmless and defend Landlord, at Tenant's sole cost and expense, from all losses, claims, liability, damages, and expenses (including reasonable attorney's fees) due to any damage or injury to persons or property of the parties hereto or of third persons, caused by Tenant's use or occupancy of the Premises, Tenant's breach of any covenant under this Lease, or Tenant's use of any equipment, facilities or property in, on, or adjacent to the Property. In the event any suit shall be instituted against Landlord by any third person for which Tenant is hereby indemnifying and holding Landlord harmless, Tenant shall defend such suit at Tenant's sole cost and expense with counsel reasonably satisfactory to Landlord; or, in Landlord's discretion, Landlord may elect to defend such suit, in which event Tenant shall pay Landlord, as Additional Rent, Landlord's costs of such defense.

      18. CONDEMNATION. If the whole of the Premises shall be taken in condemnation, or transferred by agreement in lieu of condemnation, either Tenant or Landlord may terminate this Lease by serving the other party with written notice of same, effective as of the taking date. If a portion of the Premises shall be taken in condemnation, or transferred by agreement in lieu of condemnation and if Tenant determines in its reasonable judgment that the remaining portion thereof may no longer be adequately used for the purpose set forth in Section 2 of this Lease, Tenant may elect to terminate this Lease. If neither Tenant nor Landlord elect to terminate this Lease as aforesaid, then this Lease shall terminate on the taking date only as to that portion of the Premises so taken, and the Rent and other charges payable by Tenant shall be reduced proportionally. Landlord shall be entitled to the entire condemnation award for all realty and improvements. Tenant shall only be entitled to an award for Tenant's fixtures and personal property, provided Tenant independently

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petitions the condemning authority for same. Notwithstanding the aforesaid, if any condemnation takes a portion of the Property which does not materially affect the Premises or Tenant's use thereof, or if any condemnation takes a portion of the parking area the result of which does not reduce the minimum required parking spaces below that established by local code or ordinance, this Lease shall continue in full force and effect without modification.

      19. MORTGAGES. This Lease is subject and subordinated to any mortgages, deeds of trust or underlying leases, as well as to any extensions or modifications thereof (hereinafter collectively referred to as "Mortgages"), now of record or hereafter placed of record. Tenant hereby agrees to execute upon request an instrument subordinating the interest of Tenant to that of a future lender to the Landlord, provided, however, that such instrument contains adequate non-disturbance provisions to recognize Tenant's rights under this Lease.

      20. LIENS. Tenant shall not mortgage or otherwise encumber or allow to be encumbered its interest herein without obtaining the prior written consent of Landlord. Should Tenant cause any mortgage, lien or other encumbrance (hereinafter singularly or collectively referred to as "Encumbrance") to be filed, against the Premises or the Property, Tenant shall dismiss or bond against the same within fifteen (15) days after the filing thereof. If Tenant fails to remove said Encumbrance within said fifteen (15) days, Landlord shall have the absolute right to remove said Encumbrance by whatever measures Landlord shall deem convenient including, without limitation, payment of such Encumbrance, in which event Tenant shall reimburse Landlord, as Additional Rent, all costs expended by Landlord, including reasonable attorneys fees, in removing said Encumbrance. All of the aforesaid rights of Landlord shall be in addition to any remedies which either Landlord or Tenant may have available to them at law or in equity.

      21. GOVERNMENT REGULATIONS. Tenant, at Tenant's sole cost and expense, shall conform with all laws and requirements of any Municipal, State, or Federal authorities now in force, or which may hereafter be in force, pertaining to or in connection with Tenant's occupancy of the Premises, including all requirements of the Americans with Disabilities Act of 1991. In addition, Tenant shall conform with any reasonable requirement of Landlord's insurance carrier with respect to Tenant's use of the Premises. The judgment of any court, or an admission of Tenant in any action or proceeding at law, whether Landlord be a party thereto or not, shall be conclusive of the fact as between Landlord and Tenant. As of the commencement of this Lease, Landlord has received no notice that the Premises do not conform with all Municipal, State or Federal laws and requirements, including the "American with Disabilities Act of 1991".

      22. NOTICES. All Rents which are required to be paid by Tenant shall be delivered to Landlord by the United States Mail, postage prepaid, at Landlord's address set forth below. All notices which are required to be given hereunder shall be in writing, and delivered by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the parties hereto at their respective addresses below:

LANDLORD:                                             TENANT:
Louis Siegfried Corporation                           Express Scripts, Inc.
8 Sunswept Drive                                      an Delaware Corporation
St. Louis, MO 63141                                   14000 Riverport Drive
                                                      St. Louis, MO 63043
                                                      Attn: President


With a copy to:

R. Troy Kendrick, Esq.
Blumenfeld, Kaplan & Sandweiss, P.C.
168 N. Meramec
St. Louis, MO 63105


     Either party may designate a different address by giving notice to the other party of same at the address set forth above. Notices shall be deemed received on the date of the return receipt. If any such notices are refused, or if the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed received on the date the notice-receipt is returned stating that the same was refused or is undeliverable at such address.

     23. PARKING. Tenant shall be liable for all vehicles owned, rented or used by Tenant or Tenant's agents and invitees in or about the Property. Tenant shall not store any equipment, inventory or other property in any trucks, nor store any trucks on the parking lot of the Property. Notwithstanding the aforesaid, in the event the Premises have access to a loading dock which exclusively services the Premises, and no other space, Tenant may store one or more of its vehicles in such dock area, provided such storage does not restrict truck access or maneuverability for any other tenant or person to or from any other loading dock servicing the Property. In the event the Premises have access to a loading dock which does not exclusively service the Premises, Tenant shall not park its trucks in the dock area longer than the time it takes to reasonably load or unload its trucks. In no event shall Tenant park any vehicle in or about a


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loading dock which exclusively services another tenant within the Property, or in a thoroughfare, driveway, street, or other area not specifically designated for parking. Landlord reserves the right to establish uniform rules and regulations for the loading and unloading of trucks upon the Property, which rules may include the right to designate specific parking spaces for tenants' use. Upon request by Landlord, Tenant shall move its trucks and vehicles if, in Landlord's reasonable opinion, said vehicles are in violation of any of the above restrictions. Except as otherwise set forth above, parking shall be provided as described in Section 1 hereof.

     24. OWNERSHIP. Notwithstanding anything in this Lease to the contrary, the term "Landlord" as used in this Lease, shall be defined as the current owner(s) of the Property. In the event of any transfer of the Property, the party conveying same shall thereafter be automatically released from all liability with respect to any obligations thereafter occurring or covenants thereafter to be performed by Landlord. It is expressly understood and agreed that none of the covenants of Landlord under this Lease are personal in nature, and that Tenant agrees to look solely to the Property for recovery of any damages for breach or non-performance of any of the obligations of the Landlord hereunder.

     25. SECURITY DEPOSIT. Eleven Thousand Six Hundred Sixty-seven and 00/100 ($11,667.00) Dollars.

     26. ESTOPPEL CERTIFICATES. Upon Landlord's written request and provided that the following is true, Tenant shall execute and return to Landlord, within fifteen (15) days, a statement in writing certifying that this Lease is unmodified and in full force and effect, that Tenant has no defenses, offsets or counterclaims against its obligations to pay any Rent or to perform any other covenants under this Lease, that there are no uncured Defaults of Landlord or Tenant, and setting forth the dates to which the Rent and other charges have been paid, and any other information reasonably requested by Landlord. In the event Tenant fails to return such statement within said fifteen (15) days, setting forth the above or, alternatively, setting forth those lease modifications, defenses and/or uncured Defaults, it shall be deemed that Landlord's statement is correct with respect to the information therein contained. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee, or assignee of any mortgagee of the Property.

     27. PERSONAL PROPERTY TAXES. Tenant shall timely pay all taxes assessed against Tenant's personal property and all improvements to the Premises which are in excess of Landlord's standard installations. If Tenant's personal property and improvements are assessed with the property of Landlord, Tenant shall pay to Landlord an amount equal to Tenant's share of such taxes as agreed to by Tenant and Landlord, within ten (10) days after receipt of Landlord's statement for same.

     28. BROKERAGE. The parties warrant that they have dealt with no broker or person in connection with this transaction other than NOONEY KROMBACH COMPANY ; and Landlord agrees to be liable for the commissions payable to such brokers. This provision shall survive the termination of this Lease. Tenant and Landlord each hereby agree to indemnify, defend and hold harmless the other from the claims for any other brokerage commissions made by a broker claiming to have represented the indemnifying party.

     29. SEVERABILITY. In the event any provision of this Lease is found to be invalid or unenforceable, the same shall not affect or impair the validity or enforceability of any other provision.

     30. WAIVER OF RIGHT OF SUBROGATION. The Landlord and Tenant agree that, in the event of loss due to any of the perils for which they have agreed or elected to obtain insurance, that each party shall look first to such insurance for recovery. Landlord and Tenant hereby grant to each other, on behalf of any insurer providing insurance to either of them with respect to the Premises, a waiver of any right of subrogation which any insurer of one party may acquire against the other by virtue of any loss under such insurance. Furthermore, Landlord and Tenant shall each give notice to its respective insurance carriers to this mutual waiver of subrogation.

     31. QUIET POSSESSION. Provided Tenant is not in default under this Lease, Tenant shall have peaceful and quiet possession of the Premises for the full Lease Term, without any encumbrance and hindrance by, from or through Landlord, or anyone else lawfully claiming an interest in the Premises, subject to the provisions of this Lease.

     32. CORPORATE AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he or she his full authority to do so and that this Lease binds the corporation. Each person signing this Lease on behalf of Landlord represents and warrants that he or she has full authority to do so and that this Lease binds Landlord.

     33. NON-DISTURBANCE & ATTORNMENT. Landlord shall cause any party holding a mortgage or deed of trust on any portion of the Property to execute and deliver to Tenant a non-disturbance and attornment agreement in form and substance reasonably satisfactory to Tenant within seven (7) days after the date of the execution of this Lease by both Landlord and Tenant. If Landlord fails to satisfy the foregoing condition, Tenant shall have the right to declare this Lease null and void and of no force and effect.

     34. LEGAL PROCEEDINGS. If any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commence, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorney's fees and costs. The losing party in such action shall pay such attorney's fees and costs.

     35. MECHANIC'S LIEN. Tenant shall keep the Property free from any mechanic's, materialmen's or similar liens or encumbrances, and any claims therefore, in connection with any work done by or for Tenant on the Property. Tenant shall remove any such claim, lien or encumbrance by bond or otherwise within twenty (20) days after notice by Landlord. If Tenant fails to do so, Landlord, after giving Tenant notice of its intention to do so, may pay the amount or take such other actions as Landlord deems necessary to remove such claim, lien or encumbrance, withing being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord.

     36. REMOVAL OF EXISTING SIGN. Landlord agrees to remove at its expense the existing exterior sign on the Premises on or before October 15, 1996.

     37. ADDITIONAL SPACE. In the event that Landlord constructs an additional building or buildings on the Property and determines in its sole and absolute judgment to lease space in the said additional building or buildings to tenants which are not affiliated with Landlord, Tenant shall have the right of first refusal to lease the said space on the same terms and conditions as a bonafide tenant shall offer. Landlord shall give Tenant ten (10) days notice in which time Tenant may exercise its right or, failing to do so, shall be deemed to have waived its right.

     38. OPTION TO RENEW: With respect to Paragraph 3 of this Lease, Tenant shall have the right and option to extend the term of this Lease for one (1) renewal period of five (5) years, upon the following additional terms and conditions:

        (a) Tenant shall not have received a Notice of Default from Landlord which has not been cured by Tenant or waived by Landlord at the time Tenant exercises its option or at the time the primary term expires.

        (b) Tenant shall give to Landlord written notice exercising Tenant's option to extend the term of this Lease not less than nine (9) months prior to the expiration of the primary term.

        (c) During such option period the Base Rent shall be increased to One Hundred Sixty-one Thousand Two Hundred Forty-two and 00/100's Dollars ($161,242.00) per year, payable in equal monthly installments of Thirteen Thousand Four Hundred Thirty-seven and 00/100's Dollars ($13,437.00).

        (d) All other terms and conditions of this Lease shall be binding upon Landlord and Tenant and in full force and effect, as if such terms and conditions were again fully recited herein.

        (e) In the event Tenant does not exercise its option to extend this Lease as herein provided, Landlord shall have the right, upon reasonable notice to Tenant, during the six(6)months prior to the end of the primary term, to show the Premises during normal business hours to other prospective tenants.

     39. MISCELLANEOUS.

        (a) In addition to the terms and conditions set forth herein, Landlord and Tenant shall be bound by those certain Rules and Regulations, set forth on Exhibit "B", attached hereto and made a part hereof.

        (b) All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though both words were used in each separate instance.

        (c) Landlord also reserves the right to designate from time to time one or more successor agents, and to assign to such agent(s) such rights or obligations as Landlord may determine. Notwithstanding the aforesaid, so long as Landlord is the fee owner of the Property, no assignment by Landlord shall relieve Landlord of its liability with respect to its obligations hereunder.

        (d) This Lease shall not be recorded by Tenant without the prior written consent of Landlord.

        (e) The paragraph headings appearing in this Lease are inserted only as a matter of convenience, and in no way define or limit the scope of any paragraph.

        (f) Submission of this Lease shall not be deemed to be an offer, or an acceptance, or a reservation of the Premises; and Landlord shall not be bound hereby until Landlord has delivered to Tenant a fully executed copy of this Lease, signed by both of the parties on the last page of this Lease in the spaces herein provided. Until such delivery, Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Further, Landlord may withhold possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required by Section 25 of this Lease, and the first month of Base Rent as set forth in Section 4 of this Lease.

                                        8

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        (g) All of the terms of this Lease shall extend to and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

        (h) This Lease and the parties' respective rights hereunder shall be governed by the laws of the State of Missouri. In the event of litigation, suit shall be brought in St. Louis County, Missouri. Landlord and Tenant hereby waive any and all right to a trial by jury on any issue to enforce any term or condition of this Lease, or with respect to Landlord's right to terminate this Lease, or terminate Tenant's right of possession.

        (i) This Lease is modified and affected by the following Exhibits which are attached hereto and made a part hereof.

                   Exhibit "A":  Floor Plan and Construction
                   Exhibit "B":  Rules and Regulations

      WHEREFORE, Landlord and Tenant have respectively signed and sealed this Lease the day and year first above written.

TENANT:                                        LANDLORD:

Express Scripts, Inc.,                         Louis Siegfried Corporation
an Delaware corporation


By: /s/ Stuart L. Bascomb                      By: /s/ Louis Siegfried

Print Name: Stuart L. Bascomb                  Print Name: Louis Siegfried

Title:Executive Vice President                 Title: President


                                       10

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                                    EXHIBIT A

Exhibit A contains a depiction of the building, parking lot and loading area which are subject to this Lease.

                                    EXHIBIT B

                              RULES AND REGULATIONS

     Tenant agrees to comply with the following rules and regulations, and any subsequent rules or regulations which Landlord may reasonably adopt or modify and promulgate from time to time. Tenant shall be bound by such rules and regulations to the same extent as if such rules and regulations were covenants of this Lease; and any non-compliance thereof shall constitute grounds for Default under this Lease. Landlord shall not be liable for the non-observance of said rules and regulations by any other tenant.

     (1) Tenant shall not use any picture or likeness of the Property in any notices or advertisements, without Landlord's prior written consent,

     (2) In the event Tenant requires any telegraph, telephone or satellite dish connections, Landlord shall have the right to prescribe additional rules and regulations regarding the same including, but not limited to, the size, manner, location and attachment of such equipment and connections.

     (3)[INTENTIONALLY OMITTED]

     (4) Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, or carry on any mechanical business within the Premises. Tenant shall not use any fuel source within the Premises other than the fuel source(s) provided by Landlord.

     (5) Tenant shall not permit within the Premises any animals other than service animals; not shall Tenant create or allow any foul or noxious gas, noise, odors, sounds, and/or vibrations to emanate from the Premises, or create any interference with the operation of any equipment or radio or television broadcasting/reception from within or about the Property, which may obstruct or interfere with the rights of other tenant(s) in the Property.

     (6) All sidewalks, loading areas, stairways, doorways, corridors, and other common areas shall not be obstructed by Tenant or used for any purpose other than for ingress and egress. Landlord retains the right to control all public and other areas not specifically designated as the Premises, provided nothing herein shall be construed to prevent access to the Premises or the common areas of the Property by Tenant or Tenant's invitees.

     (7)[INTENTIONALLY OMITTED]

     (8) After business hours, Tenant shall lock all doors and windows of the Premises which enter upon any common areas of the Property; and Tenant shall be liable for all damages sustained by Landlord or other tenants within the Property resulting from Tenant's default or carelessness in this respect.

     (9) Any person(s) who shall be employed by Tenant for the purpose of cleaning the Premises shall be employed at Tenant's cost. Tenant shall indemnify and hold Landlord harmless from all losses, claims, liability, damages, and expenses for any injury to person or damage to property of Tenant, or third persons, caused by Tenant's cleaning contractor.

     (10) Tenant shall not canvass or solicit business, or allow any employee of Tenant to canvass or solicit business, from other tenants in the Property, unless the same is within the scope of Tenant's normal business.

     (11)[INTENTIONALLY OMITTED]

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